EXHIBIT 10.2

             RESTRICTED STOCK AGREEMENT PURSUANT TO
         PETMED EXPRESS, INC. 2006 RESTRICTED STOCK PLAN

      THIS RESTRICTED STOCK AGREEMENT is made this 27th day of February, 2007 by and between Menderes Akdag (the "Participant") and PetMed Express, Inc., a Florida corporation, on behalf of itself, its subsidiaries and affiliates (collectively, the "Company") pursuant to the Company's 2006 Restricted Stock Plan (the "2006 Plan").

     WHEREAS, the Compensation Committee (the "Committee") of the
Board of Directors of the Company authorized and directed the Company to make an award of stock to the Participant under the 2006 Plan for the purposes expressed in the 2006 Plan;

      NOW THEREFORE, in consideration of the foregoing and the mutual undertakings herein contained, the parties agree as follows:

1. Grant of Stock. In accordance with the terms of the 2006 Plan and subject to the further terms, conditions and restrictions contained in this Agreement, the Company hereby grants to the Participant 90,000 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"). As long as the Shares are subject to the Restrictions set forth in
Section 4 of this Agreement, such shares shall be deemed to be, and are referred to in this Agreement as, the "Restricted Shares."

2. Certificates for Shares. Certificates evidencing Restricted Stock shall be deposited with the Company to be held in escrow until such Shares are released to the Participant or forfeited in accordance with this Agreement. The Participant shall, simultaneously with the delivery of this Agreement, deliver to the Company a stock power, in blank, executed by the Participant. If any Restricted Stock is forfeited, the Company shall direct the transfer agent of the Common Stock to make the appropriate entries in its records showing the cancellation of the certificate or certificates for such Restricted Stock and to return the Shares represented thereby to the Company's treasury.

3. Adjustments in Restricted Stock. In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee shall make equitable adjustments in the Restricted Stock corresponding to adjustments made by the Committee in the number and class of shares of Common Stock which may be issued under the 2006 Plan. Any new, additional or different securities to which the Participant shall be entitled in respect of Restricted Stock by reason of such adjustment shall be deemed to be Restricted Stock and shall be subject to the same terms, conditions, and restrictions as the Restricted Stock so adjusted.

4. Restrictions. During applicable periods of restriction determined in accordance with Section 6 of this Agreement, Restricted Stock and all rights with respect to such Stock, may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered or disposed of and shall be subject to the risk of forfeiture contained in Section 5 of this Agreement (such limitations on transferability and risk of forfeiture being herein referred to as "Restrictions"), but the Participant shall have all other rights of a stockholder, including, but not limited to, the right to vote and receive dividends on Restricted Stock, subject to any dividend to be held in escrow pursuant to the terms of the 2006 Plan.

5. Forfeiture of Restricted Stock. In the event that the Participant terminates employment with the Company for any reason other than his or her death or permanent disability, such event shall constitute an "Event of Forfeiture" and all Shares which at that time are Restricted Stock shall thereupon be forfeited by the Participant to the Company without payment of any consideration by the Company, and neither the Participant nor any successor, heir, assign or personal representative of the Participant shall have any right, title or interest in or to such Restricted Stock or the certificates evidencing them.

6.  Lapse of Restrictions.  (a) Except as provided in subsections
(b) (and (c) below, the Restrictions on the Restricted Stock granted under this Agreement shall lapse ratably on each of the anniversaries of the date of this Agreement in accordance with the following schedule:

                     Exhibit 10.2 Page 1 - 2

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          -------------------------
          Restricted    Anniversary
            Shares         Dates
          -------------------------
            30,000       02/27/08
          -------------------------
            30,000       02/27/09
          -------------------------
            30,000       02/27/10
          -------------------------

(b) In the event that a Participant's employment with the Company terminates as a result of his or her death or permanent disability, the Restrictions shall lapse on the Restricted Stock (if not already lapsed pursuant to subsection (a) above) on the date of such event.

(c) In the event of a change in control, as defined  in the  2006
Plan,   any  Restriction  Period  and  restrictions  imposed   on
Restricted Stock shall lapse.

  Upon lapse of the Restrictions in accordance with this Section, the Company shall, as soon as practicable thereafter, deliver to the Participant, or to the Participant's personal representative, an unrestricted certificate for the Shares with respect to which such Restrictions have lapsed.

7. Withholding Requirements. The Company shall have the right to withhold from sums due to the Participant, or to require the Participant to remit to the Company in an amount sufficient to satisfy any Federal, state or local withholding tax requirements prior to making such payments or delivering any certificate evidencing such Shares.

8. Effect of Employment. Nothing contained in this Agreement shall confer upon the Participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of the Participant.

9. Amendment. This Agreement may not be amended except with the consent of the Committee and by a written instrument duly executed by the Participant and the Company.

10. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns. Participant acknowledges receipt of a copy of the 2006 Plan, which is annexed hereto, represents that he or she is familiar with the terms and provisions thereof and accepts the award of Shares hereunder subject to all of the terms and conditions thereof and of this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee upon any questions arising under the 2006 Plan or this Agreement.

      IN WITNESS WHEREOF, the Company and the Participant have each executed and delivered this Agreement as of the date first above written.

COMPANY:

/s/ Robert C. Schweitzer
------------------------
Chairman of the Board of Directors


PARTICIPANT:


/s/ Menderes Akdag
------------------
Menderes Akdag

                     Exhibit 10.2 Page 2 - 2

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